UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 29, 2016

CrossAmerica Partners LP
(Exact name of registrant as specified in its charter)

Delaware	001-35711	45-4165414
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

515 West Hamilton Street, Suite 200 Allentown, PA	18101
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (610) 625-8000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01     Completion of Acquisition or Disposition of Assets.
On March 29, 2016, CrossAmerica Partners LP (the “Partnership”) closed on its previously announced purchase from S/S/G Corporation of 31 franchise Holiday Stationstores located in Wisconsin and Minnesota for an aggregate cash purchase price of $48.5 million, subject to certain post-closing adjustments. The transaction was financed under the Partnership’s credit facility.
Item 9.01    Financial Statements and Exhibits.
(a) To be filed by amendment. The registrant hereby undertakes to file the financial information required to be filed in response to this item on an amendment to its Current Report on Form 8-K not later than 71 calendar days after the date that the initial report on Form 8-K must be filed.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CrossAmerica Partners LP
By:	CrossAmerica GP LLC
its general partner

By:	/s/ Hamlet T. Newsom, Jr.
	Name:	Hamlet T. Newsom, Jr.
	Title:	Vice President, General Counsel and Corporate Secretary

Dated: April 4, 2016